Exhibit (20)(n)(1)  Consent of Independent Registered Public Accounting Firm

     We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-100935 of Allstate Life of New York Variable Life Separate Account A (the "Account") on Form N-6 of our report on the financial statements and the related financial statement schedules of Allstate Life Insurance Company of New York dated February 24, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004), and to the use of our report dated March 24, 2005 on the financial statements of the sub-accounts of the Account, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Account), which is part of such Registration Statement, and to the references to us under the heading "Experts" in such Statement of Additional Information.



/s/ Deloitte & Touche LLP

Chicago, Illinois

April 20, 2005